FORM OF WARRANT CERTIFICATE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, NEW YORK, NEW YORK) SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE WARRANT AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

No.

                               Warrant Certificate

                           BELL TECHNOLOGY GROUP LTD.

            This Warrant Certificate certifies that ________, or its registered assigns, is the registered holder of Warrants to purchase Common Stock, par value $.01 (the "Common Stock"), of Bell Technology Group Ltd., a Delaware corporation (the "Company"). This Warrant Certificate is issued pursuant to the Warrant Agreement, dated as of April 30, 1998 (the "Warrant Agreement") by and between the Company and Marine Midland Bank, as Warrant Agent (the "Warrant Agent"). All capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Warrant Agreement. Each Warrant entitles the registered holder, upon exercise at any time commencing at 9:00 a.m., New York City time, on the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m., New York City time on the Expiration Date, to receive from the Company 3.52 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $14.03 per

----------
(1) This paragraph is to be included only if the Warrant is in global form.

share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Warrant may be exercised before the Separation Date. No Warrant maybe exercised after 5:00 p.m., New York City time on May 1, 2005, the Expiration Date, and to the extent not exercised by such time such Warrants shall become void.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

            This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

            IN WITNESS WHEREOF, Bell Technology Group Ltd. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
                                 BELL TECHNOLOGY GROUP LTD.


                                 By:
                                    --------------------------
                                 Name:
                                 Title:  President


                                 By:
                                    --------------------------
                                 Name:
                                 Title:  Secretary

Countersigned:

MARINE MIDLAND BANK,
as Warrant Agent


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

By:
   -----------------
Authorized Signature


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

                     Form of Reverse of Warrant Certificate

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring May 1, 2005 entitling the holder on exercise to receive shares of Common Stock of the Company, and are issued or to be issued pursuant to the Warrant Agreement, duly executed and delivered by the Company to the Warrant Agent, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

            The Warrants evidenced by this Warrant Certificate may be exercised at any time from 9:00 a.m., New York City time, on or after the Separation Date and until 5:00 p.m., New York City time on the Expiration Date, by surrender to the Company at the Principal Office of the Warrant Agent of this Warrant Certificate with the form of election to purchase herein properly completed and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check, payable to the order of the Company. In the alternative, each holder may exercise its right to receive Warrant Shares (i) on a net basis, such that without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the holder for the Warrant Shares being issued, (ii) by tendering Notes having an aggregate principal amount, plus accrued but unpaid interest, if any, thereon, to the date of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder for the Warrant Shares being issued, or (iii) by a combination of the procedures in clauses (i) and (ii) above. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares shall be as determined by the Board of Directors of the Company in good faith. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

            The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of

Common Stock issuable upon the exercise of the Warrants evidenced hereby shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            The Warrant Agreement provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants as set forth in the Warrant Registration Rights Agreement.

            This Warrant Certificate, when surrendered at the Principal Office of the Warrant Agent by the registered holder hereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purposes of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
                    (To Be Executed Upon Exercise Of Warrant)

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith makes payment therefor. The undersigned requests that a certificate for such shares be registered in the name of______, whose address is ______ and that such shares be delivered to _______, whose address is _______ . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of_______, whose address is _______, and that such Warrant Certificate be delivered to _______, whose address is _______.


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

            [THE FOLLOWING PROVISION TO BE INCLUDED ONLY ON OFFSHORE
                             CERTIFICATED WARRANTS]

            The undersigned certifies that:

                               Check One

            o (a)(i) it is not a U.S. person (as defined in Rule 902 of Regulation S under the Securities Act) and the Warrants are not being exercised on behalf of a U.S. person.

                                   or

            o (ii) it is furnishing to the Warrant Agent a written opinion of counsel to the effect that the Warrants and the Common Shares issuable upon exercise of the Warrants have been registered under the Securities Act or are exempt from registration thereunder.

and (b) if an opinion is not being furnished, the undersigned is located outside the United States at the time of the exercise hereof.


Dated:


                                 ----------------------------
                                 Signature

                                 Signature Guaranteed By:


                                 ----------------------------


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